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                                  EXHIBIT 21.1

                          INFOUSA INC. AND SUBSIDIARIES
                     SUBSIDIARIES AND STATE OF INCORPORATION


American Business Communications, Inc.                       Delaware
infoUSA Marketing, Inc.                                      Delaware
CD ROM Technologies, Inc.                                    Delaware
infoUSA Inc.                                                 Delaware
Database America Companies, Inc.                             New Jersey
Database Holdings, Inc.                                      Delaware
Walter Karl, Inc.                                            New York
Strategic Information Management, Inc.                       Delaware
VideoYellowPages.Com, Inc.                                   Delaware
infoUSA.com, Inc.                                            Delaware
DM Holdings, Inc.                                            Delaware
Donnelley Marketing Holdings, Inc.                           Delaware
Donnelley Marketing, Inc.                                    Delaware
BusinessCreditUSA.com, Inc.                                  Delaware
American Church Lists, Inc.                                  Texas
List Bazaar.com, Inc.                                        Delaware
idEXEC, Inc.                                                 Delaware
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